Exhibit 10.1

Undertaking Concerning Exercise of Stock Options

This Undertaking Concerning Exercise of Stock Options is made and given this     day of October, 2007 by between the undersigned holder ( the “Optionee”) of one or more options to purchase shares of Common Stock (the “Options”) of MediciNova, Inc., a Delaware corporation (“MediciNova”), with reference to the following:

A. Optionee is an executive officer of MediciNova;

B. All of the Options have an exercise price in excess of the current market price for MediciNova Common Stock;

C. MediciNova intends within 120 days of the date of this Agreement to make a public offering of at least 6,000,000 shares its Common Stock (the “Public Offering”);

D. MediciNova may not have sufficient available authorized but unissued shares of Common Stock both to effect the Public Offering and to issue shares of Common Stock underlying the Options, together with the shares of Common Stock underlying certain other stock options granted by MediciNova;

E. Effecting the Public Offering will materially benefit the Optionee in providing proceeds to MediciNova with which MediciNova can pursue its business plan and potentially create value in the Options; and

F. The underwriters for the Public Offering have requested as a condition to effecting the Public Offering that Optionee and four other executive officers of MediciNova execute and deliver this Agreement.

NOW, THEREFOR, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Optionee hereby covenants and agrees as follows:

1. Covenant Not to Exercise Options.

Conditioned upon MediciNova concluding the Public Offering within 120 days of the date of this Undertaking, neither the Optionee nor any individual or entity acquiring any right in and to the Options by will or the laws of succession or otherwise will exercise or attempt to exercise the Options or any portion thereof unless and until independent counsel to MediciNova of recognized standing confirms in writing that the number of authorized shares of Common Stock pursuant to MediciNova’s Certificate of Incorporation, as amended, shall be at least equal to or greater than the sum of (i) the number of shares of Common Stock then outstanding, (ii) all shares underlying any outstanding stock option or warrant, plus (iii) one million 1,000,000 shares.

2. Transfer Agent Instruction.

The Optionee agrees that, upon conclusion of the Public Offering within 120 days of the date of this Undertaking, MediciNova may instruct its Transfer Agent not to issue any share of Common Stock upon a purported exercise of the Options unless and until MediciNova delivers to such Transfer Agent a written confirmation from counsel in accordance with Paragraph 1 of this Agreement that the condition contained therein has been met.

3. Acknowledgement.

The Optionee acknowledges and agrees that execution of this Agreement and the commitments and undertakings by Optionee contained herein are a material inducement to the underwriters for the Public Offering to effect the Public Offering and that the Public Offering will have a material benefit to MediciNova and to the Optionee.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Undertaking Concerning Exercise of Stock Options as of the date first above written.

Optionee

Signature

Name

Shares subject to Option

CONSENT OF SPOUSE

I acknowledge that I have read the foregoing Undertaking Concerning Exercise of Stock Options (the “Undertaking”) and that I know and understand its contents. I am aware that by its provisions I and/or my spouse agree not to exercise all or any part of the Options (as defined in the Agreement), including my community interest in such Options, if any, otherwise than as provided in the Undertaking. I hereby agree that the Options, and my interest in them, if any, are subject to the provisions of the Undertaking and that I will take no action at any time to hinder operation of, or violate, the Undertaking.

(Signature)